Coastway Bancorp, Inc.

FOR IMMEDIATE RELEASE
Contact:     William A. White
     President and CEO
     (401) 330-1600

COASTWAY BANCORP, INC. ANNOUNCES CLOSING DATE OF CONVERSION

Cranston, Rhode Island, January 10, 2014 – Coastway Bancorp, Inc. (the “Company”), a Maryland corporation and the proposed holding company for Coastway Community Bank (the “Bank”), announced today that subject to the satisfaction of customary closing conditions, the conversion and offering are expected to close on or about January 14, 2014, at which time the Company will become the public stock holding company of the Bank.  The shares of common stock sold in the offering are expected to begin trading on the Nasdaq Capital Market on or about January 15, 2014 under the trading symbol “CWAY.”  Direct registration statements reflecting the shares purchased in the subscription and community offerings, interest checks and refund checks for any persons not receiving all shares ordered are expected to be mailed no later than January 15, 2014.

The Bank has branches in Cranston, East Providence, East Greenwich, Lincoln, Providence and Warwick. The Bank’s website is www.coastway.com.

This news release contains forward-looking statements within the meaning of the federal securities laws.  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements, identified by words such as “will,” “expected,” “believe,” and “prospects,” involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions.  Coastway Bancorp, Inc. undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission.  This press release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer will be made only by means of the written prospectus forming part of the registration statement.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.